Exhibit 99.1

This press release contains forward-looking statements about Multimedia that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as "will," "would," "could," "expect," "looking forward," "plan," "hope," and words of a similar nature that convey future meaning. Forward-looking statements include, without limitation, statements regarding our expansion into new facilities and markets, our placement of incremental and new games, our allocation of capital in expanded placements and development agreements, expectations regarding growth and improvements in current markets, the projected cash flow of the Company and the uses of available cash, the possibility of future share repurchases, potential investments in new markets and technologies, and the financial performance of the Company in 2006 versus 2005. In addition, the entire section of our release headed "Financial Guidance" provides forward-looking statements regarding our anticipated operating results.


Future events involve risks and uncertainties that may cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: (i) the risk that operating results projected in Multimedia's guidance, and thus Multimedia's financial condition, may be adversely affected by regulatory developments such as regulatory action related to our development agreements with our tribal customers, ongoing competitive pressures, the failure of new customers to place Multimedia's games and terminals into operation, removal of Multimedia's terminals and systems from existing customers' facilities, or the failure of one or more of our projected new revenue sources or significant development opportunities to generate anticipated revenues, each to an extent or with effects greater than anticipated in making projections; (ii) the risk that the markets the Company operates in and expects to operate in do not grow as anticipated, or that Multimedia's business may not develop as anticipated therein; (iii) the risks resulting from the difficulty of operating in continually evolving markets, and successfully and cost-effectively entering new markets, particularly international markets in which Multimedia has not previously operated; (iv) the risk associated with the difficulty of continually developing and introducing to new and existing markets new and enhanced game content and systems that will be widely accepted both by customers and end users; (v) the risk of continuing legal and state and regulatory activities, and future enforcement actions related thereto; (vi) the risk that games are removed from facilities, resulting in continuing depreciation and storage expense, but a loss of associated revenue; (vii) the risks that continued competitive pressure creates on Multimedia's business model and pricing, and on its ability to introduce and maintain games in existing and new markets; these include what Multimedia believes to be an impaired competitive position for its games as a result of changes made in order to obtain a Class II certification letter from the NIGC, and Multimedia's replacement of its C-TILG systems with Reel Time Bingo in California; (viii) the risks associated with the difficulty of installing and maintaining an increasing number of terminals and systems at existing or new facilities; (ix) the risks associated with growth generally and the resultant pressures organizationally;
(x) the risk that the New York video lottery business will not develop as we expect; (xi) risks associated with an international expansion; and (xii) the risk that we may be surprised by developments in the Oklahoma Compact gaming market, and therefore fail to accurately predict the timing or magnitude of changes to our business model, such as to our revenue share percentage. Other important risks and uncertainties that may affect the Company's business are detailed from time to time in the "Certain Risks" and "Risk Factors" sections and elsewhere in Multimedia's filings with the Securities and Exchange Commission. Multimedia undertakes no obligation to update information in this filing, except as required by law.



  Multimedia Games Reports Fourth Quarter Diluted EPS of $0.10, Net
         Income of $2.9 Million, and EBITDA of $20.7 Million


    AUSTIN, Texas--(BUSINESS WIRE)--Dec. 1, 2005--Multimedia Games, Inc. (NASDAQ: MGAM) today reported operating results for its fiscal fourth quarter and year ended September 30, 2005, as summarized in the table below:

                         Summary of Q4 Results
       (In millions, except per-share and player terminal data)


                                         For the Three Months
                                          Ended September 30,
                                            2005       2004     Change
                                          ---------  --------- -------
Revenue                                  $    36.9  $    42.7  (13.7)%
EBITDA(1)                                $    20.7  $    22.8   (9.1)%
Net income                               $     2.9  $     7.2  (60.1)%
Diluted EPS                              $    0.10  $    0.24  (58.3)%
Average installed player terminals(2):
 Class II
 (Legacy and Reel Time Bingo(R) games)       9,686      9,967
 Oklahoma compact games                      1,061        ---
 Other gaming units
 (Charity and C-TILG(3) games)               2,583      2,386



                    Summary of Fiscal Year Results
                 (In millions, except per-share data)

                                         For the Twelve Months
                                          Ended September 30,
                                            2005       2004    Change
                                          ---------  --------- -------
Revenue                                  $   153.2  $   153.7   (0.3)%
EBITDA(1)                                $    89.5  $    87.7     2.0%
Net income                               $    17.6  $    32.8  (46.2)%
Diluted EPS                              $    0.60  $    1.07  (43.9)%

(1) EBITDA is defined as earnings before interest, taxes, amortization, depreciation and accretion of contract rights.
    Beginning in the period ending September 30, 2005, accretion of contract rights has been added to the calculation of EBITDA. Prior periods have been adjusted to reflect this change. A reconciliation of EBITDA to net income, the most comparable
    Generally Accepted Accounting Principles ("GAAP") financial measure, can be found attached to this release.

(2) The average installed base of Class II and Other Gaming Units as of September 30, 2005 reflects the January 2005 conversion of more than 2,000 C-TILG units to Reel Time Bingo Class II units.

(3) California Tribal Instant Lottery Game

    Clifton Lind, Multimedia Games' ("Multimedia's") President and Chief Executive Officer, commented, "Multimedia's fiscal fourth quarter results reflect relative stability in quarterly sequential revenue levels despite the slowly evolving market dynamics in Oklahoma and a decline in the hold per day of our Alabama charity placements. In the fiscal 2005 fourth quarter, diluted EPS was at the low end of the guidance range provided when we reported third quarter results, reflecting higher-than-projected SG&A costs, including unanticipated legal expenses and repairs and maintenance of player terminals that we expect to place in new markets in the immediate future, as well as Sarbanes-Oxley compliance costs that exceeded projections. Notwithstanding the ongoing Oklahoma competitive challenges, Multimedia reported fiscal 2005 net income of $17.6 million, EPS of $0.60 per fully diluted share and EBITDA of $89.5 million.
    "As anticipated in our guidance, the fiscal fourth quarter results reflect a quarterly sequential increase in our installed base of player terminals, but the net increase was smaller than projected. The hold per day for our installed base of player terminals continued to be impacted by the ongoing disparity between our Class II offerings in Oklahoma and other games currently being offered in that market. As projected in our guidance, selling, general and administrative expenses were higher than fiscal '05 third quarter levels, but declined approximately 9% from fiscal 2004 fourth quarter levels.
    "Considering our expectations for achieving long-term growth, we repurchased a total of 1,216,591 shares in fiscal 2005, including 126,600 shares during the fiscal fourth quarter. We also purchased player terminals that we expect to place in three new markets in fiscal 2006. In addition, since fiscal 2003, Multimedia has funded expansions at Oklahoma customers' facilities that draw players from the state's three largest feeder markets. We expect to advance an additional $39 million to these projects, completing our funding commitments for 2006. Throughout the year, we also continued to make appropriate investments in technology and systems to further our ability to bring new and innovative products to market.
    "Looking forward, in New York, where we operate the central system for the lottery, we believe the announced expansion at one facility and the expected opening of three new facilities prior to the end of fiscal 2006 will bring more than 7,000 incremental video lottery devices online, and once operational, benefit our bottom line. Multimedia expects the opening early in calendar 2007 of a second New York City facility, with approximately 5,000 video lottery devices, will further benefit our operating results. Furthermore, we are pleased with the player acceptance and performance of the video instant lottery product installed in Israel, and we have initiated aggressive marketing efforts for this and other innovative lottery solutions to domestic and international markets.
    "Our fiscal 2006 first quarter guidance reflects the expectation that late in the quarter we will place approximately 1,350 units in service, including initial offerings in a new market. In addition, early in calendar 2006, we expect to place at least another 1,000 units in service in 'non-traditional' markets. In the second half of fiscal 2006, we expect to place the approximately 2,650 remaining player terminals on hand in both of the above-noted markets as well as in other new charity, sweepstakes, promotional, amusement with prize
(AWP) and lottery or lottery-related markets. The expected new placements represent a meaningful opportunity for further revenue diversification, while also mitigating potential further player terminal removals driven by the current operating environment in Oklahoma."
    Mr. Lind concluded, "Following a three-year period in which we have made significant investments in new systems and content, in an expanded deployment of player terminals, and in development projects, we expect the allocation of capital for the last two items will decline in fiscal 2006 to approximately $45 million. With the forecasted decline in cap-ex commitments, expected placements in new markets, and growth and expected improvement in our current markets, Multimedia should have an accelerating rate of available cash toward the end of fiscal 2006. We expect to allocate a significant portion of available cash to reducing borrowings under our revolving line of credit, to repurchase shares and for investments in new markets and technologies to enhance our long-term growth potential."

    Fiscal 2005 Fourth Quarter Review

    Multimedia generated revenue in Q4 2005 of $36.9 million, compared to $42.7 million for Q4 2004. This resulted from a $3.4 million decrease in Class II revenues and a $2.8 million decrease in player terminal and license sales and lease revenues (Q4 2004 benefited from the sale of 317 player terminals compared to no player terminal sales in Q4 2005). Partially as a result of the lack of player terminal sales, Q4 2005 net income decreased to $2.9 million from $7.2 million for Q4 2004, and Q4 2005 EBITDA decreased to $20.7 million, from $22.8 million for Q4 2004.
    Multimedia's total installed base of player terminals was 13,291 units at September 30, 2005, compared with 13,404 units at September 30, 2004, and 13,281 units at June 30, 2005. The Q4 2005 installed base benefited from new units placed pursuant to a development funding agreement, partially offset by removals of Reel Time Bingo player terminals in several markets.
    The table below sets forth Multimedia's end-of-period installed player terminal base by product line or market for each of the five most recent fiscal quarters.

                                              Oklahoma    Total Other
 Quarter    Reel Time          Total Class    Compact       Gaming
   Ended      Bingo   Legacy    II Units      Games(1)     Units(2)
----------- --------- ------- ------------- ------------- ------------
 9/30/2005     9,189     461         9,650         1,076        2,565
 6/30/2005     9,157     558         9,715           938        2,628
 3/31/2005    10,704     609        11,313            68        2,437
12/31/2004     9,857     705        10,562           ---        5,617
 9/30/2004     9,805     846        10,651           ---        2,753


(1) "Oklahoma Compact Games" represents installations of games pursuant to the approved gaming compact between Native American tribes, racetracks and the State of Oklahoma.

(2) The reduction in "Total Other Gaming Units" beginning in the March 2005 quarter reflects the January 2005 conversion of C-TILG units to Reel Time Bingo units.

    Selling, general and administrative expenses increased 14.3%, or $2.0 million, to $16.1 million for the three months ended September 30, 2005, from $14.1 million for the three months ended June 30, 2005. Selling, general and administrative expense included a quarterly sequential increase in professional fees related to Sarbanes-Oxley, and tradeshow and marketing expenses for Q4 2005, while Q3 2005 benefited from a recovery of certain accounts receivable previously reserved for, amounting to a reversal of approximately $350,000 in bad debt expense. Reflecting ongoing cost-control efforts, selling, general and administrative expenses declined 8.6%, or $1.5 million, compared to the prior year period. The decline is inclusive of the prior year period's benefit from a reduction of Multimedia's fiscal 2004 incentive accrual and resulting reversal of $1.4 million in compensation expense from the first six months of the year.
    Research and development expense in the September 30, 2005 quarter increased by 25.6%, to $4.2 million, from $3.4 million for the September 2004 quarter. The increase continues to reflect the greater number of employees in Multimedia's technical development groups, which are focused on developing new gaming products, systems and content for the Class II, Oklahoma compact game, Class III, commercial casino, charity, lottery, and other markets.
    During the quarter ended September 30, 2005, Multimedia capitalized $966,000 in costs related to the internal development of its gaming products and systems, compared to $702,000 during the quarter ended June 30, 2005. A reconciliation of the capitalized software follows (in thousands):

                                                 Net Book Value
                                                -----------------
     Capitalized software - June 30, 2005                 $6,627
     Additions:
      Content                                                703
      Other projects                                         263
     Amortization                                           (874)
                                                -----------------
     Capitalized software - September 30, 2005            $6,719
                                                =================


For the year ended September 30, 2005, cash and financed capital expenditures consisted of (in thousands):


                                           Cash    Financed
                                          Capital   Capital
                                         Expenses  Expenses    Total
                                         --------- --------- ---------
Player terminal and gaming equipment     $ 33,111  $    575  $ 33,686
Licenses                                   11,148       ---    11,148
Gaming facilities and portable buildings    2,323       ---     2,323
Vehicles                                        7       445       452
Other                                         825       ---       825
                                          --------  --------  --------
    Total                                $ 47,414  $  1,020  $ 48,434
                                          --------            --------

    Financial Guidance

    For its fiscal 2006 first quarter, ending December 31, 2005, Multimedia is establishing diluted earnings per share guidance of $0.08 - $0.09 exclusive of share-based payments that the Company will record pursuant to its adoption of Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation," (Revised
2004) ("SFAS 123R") beginning October 1, 2005. The Company has not yet completed its analysis of projected share-based payment expense under SFAS 123R for fiscal 2006.
    The fiscal 2006 first quarter diluted earnings per share guidance assumes an approximate 6% quarterly sequential reduction in total revenue related to: lower gaming revenue resulting from an expected decline in the network average hold per day; the absence of revenue from a player tracking system sale recorded in the fiscal 2005 fourth quarter; and anticipated lower player terminal and license sales and lease revenue. Selling, general and administrative expenses are expected to decline on a quarterly sequential basis excluding share-based payment expense.

    Conference Call

    Multimedia Games, Inc. is hosting a conference call and webcast today, December 1, 2005, at 10:00 a.m. EST (9:00 a.m. CST). Both the call and webcast are open to the general public. The conference call number is 913-981-5519. Please call five minutes prior to the presentation to ensure that you are connected.
    Interested parties may also access the conference call live on the Internet at www.shareholder.com/mgam/medialist.cfm. Two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location or at www.multimediagames.com/Investors/Index.htm.
    A digital replay of the teleconference will also be available beginning at 1:00 p.m. EST the day of the call, continuing through midnight EST on December 8, 2005. To access this rebroadcast, dial 888-203-1112 (U.S. and Canada) or 719-457-0820 (international), and then the pass code 7300941.

    About the Company

    Multimedia Games is a leading supplier of interactive systems, electronic games, and player terminals for the Native American gaming market, as well as the growing racino, charity bingo and video lottery markets. Multimedia designs and develops networks, software and content that provide its customers with comprehensive gaming systems delivered through a telecommunications network that links its player terminals with one another both within and among gaming facilities. The Company's ongoing development and marketing efforts focus on Class II and Class III gaming systems and products for use by Native American tribes throughout the United States, video lottery systems and other products for domestic and international lotteries, and products for charity bingo opportunities. Additional information may be found at www.multimediagames.com.

    Forward-Looking Statements

    This press release contains forward-looking statements about Multimedia that are made in reliance upon the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These statements are generally accompanied by words such as "will," "would," "could," "expect," "looking forward," "plan," "hope," and words of a similar nature that convey future meaning. Forward-looking statements include, without limitation, statements regarding our expansion into new facilities and markets, our placement of incremental and new games, our allocation of capital in expanded placements and development agreements, expectations regarding growth and improvements in current markets, the projected cash flow of the Company and the uses of available cash, the possibility of future share repurchases, potential investments in new markets and technologies, and the financial performance of the Company in 2006 versus 2005. In addition, the entire section of our release headed "Financial Guidance" provides forward-looking statements regarding our anticipated operating results.
    Future events involve risks and uncertainties that may cause actual results to differ materially from those currently anticipated. Such risks and uncertainties include, but are not limited to: (i) the risk that operating results projected in Multimedia's guidance, and thus Multimedia's financial condition, may be adversely affected by regulatory developments such as regulatory action related to our development agreements with our tribal customers, ongoing competitive pressures, the failure of new customers to place Multimedia's games and terminals into operation, removal of Multimedia's terminals and systems from existing customers' facilities, or the failure of one or more of our projected new revenue sources or significant development opportunities to generate anticipated revenues, each to an extent or with effects greater than anticipated in making projections; (ii) the risk that the markets the Company operates in and expects to operate in do not grow as anticipated, or that Multimedia's business may not develop as anticipated therein; (iii) the risks resulting from the difficulty of operating in continually evolving markets, and successfully and cost-effectively entering new markets, particularly international markets in which Multimedia has not previously operated;
(iv) the risk associated with the difficulty of continually developing and introducing to new and existing markets new and enhanced game content and systems that will be widely accepted both by customers and end users; (v) the risk of continuing legal and state and regulatory activities, and future enforcement actions related thereto; (vi) the risk that games are removed from facilities, resulting in continuing depreciation and storage expense, but a loss of associated revenue;
(vii) the risks that continued competitive pressure creates on Multimedia's business model and pricing, and on its ability to introduce and maintain games in existing and new markets; these include what Multimedia believes to be an impaired competitive position for its games as a result of changes made in order to obtain a Class II certification letter from the NIGC, and Multimedia's replacement of its C-TILG systems with Reel Time Bingo in California;
(viii) the risks associated with the difficulty of installing and maintaining an increasing number of terminals and systems at existing or new facilities; (ix) the risks associated with growth generally and the resultant pressures organizationally; (x) the risk that the New York video lottery business will not develop as we expect; (xi) risks associated with an international expansion; and (xii) the risk that we may be surprised by developments in the Oklahoma Compact gaming market, and therefore fail to accurately predict the timing or magnitude of changes to our business model, such as to our revenue share percentage. Other important risks and uncertainties that may affect the Company's business are detailed from time to time in the "Certain Risks" and "Risk Factors" sections and elsewhere in Multimedia's filings with the Securities and Exchange Commission. Multimedia undertakes no obligation to update information in this filing, except as required by law.

                        MULTIMEDIA GAMES, INC.
                     CONSOLIDATED BALANCE SHEETS
                  As of September 30, 2005 and 2004
         (In thousands, except shares and per-share amounts)

                                                      2005     2004(1)
                                                    --------  --------
                                    ASSETS
CURRENT ASSETS:
 Cash and cash equivalents                         $    118  $  4,768
 Accounts receivable, net of allowance for
  doubtful accounts of $229 and $533, respectively   18,807    10,397
 Inventory                                              414       930
 Contract costs in excess of billings                   789       ---
 Prepaid expenses and other                           3,177     2,242
 Notes receivable, net                                9,362    12,299
 Federal and state income tax receivable                ---     5,044
 Deferred income taxes                                2,075     1,909
                                                    --------  --------
       Total current assets                          34,742    37,589
Restricted cash and long-term investments             1,068     1,216
Leased gaming equipment, net                         37,391    49,781
Property and equipment, net                          93,894    83,961
Notes receivable - noncurrent                        31,964    20,588
Intangible assets, net                               53,674    21,941
Other assets                                          1,959     2,331
                                                    --------  --------
       Total assets                                $254,692  $217,407
                                                    ========  ========

CURRENT LIABILITIES:
 Current portion of long-term debt and capital
  leases                                           $ 13,401  $  9,713
 Accounts payable and accrued expenses               35,349    25,780
 Federal and state income tax payable                 3,312       ---
 Deferred revenue                                     2,081     1,847
                                                    --------  --------
       Total current liabilities                     54,143    37,340
Revolving line of credit                             27,770       ---
Long-term debt and capital leases, less current
 portion                                              6,498    10,753
Other long-term liabilities                           3,049     3,932
Deferred revenue - noncurrent                         1,057     2,050
Deferred income taxes                                 3,258    13,185
                                                    --------  --------
       Total liabilities                             95,775    67,260
                                                    --------  --------
Commitments and contingencies
Stockholders' equity:
 Preferred stock:
  Series A, $0.01 par value, 1,800,000 shares
   authorized, no shares issued and outstanding;
   no shares issued and outstanding;                    ---       ---
  Series B, $0.01 par value, 200,000 shares
   authorized, no shares issued and outstanding         ---       ---
 Common stock, $0.01 par value, 75,000,000 shares
  authorized, 30,802,524 and 30,453,245 shares
  issued, and 27,050,285 and 27,917,597 shares
  outstanding, respectively                             308       305
  Additional paid-in capital                         67,184    65,157
 Treasury stock, 3,752,239 and 2,535,648 shares at
  cost                                              (23,285)  (12,382)
  Retained earnings                                 114,710    97,067
                                                    --------  --------
    Total stockholders' equity                      158,917   150,147
                                                    --------  --------
    Total liabilities and stockholders' equity     $254,692  $217,407
                                                    ========  ========

(1) Certain amounts have been reclassified to conform to the current year presentation.




                        MULTIMEDIA GAMES, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
        For the Three Months Ended September 30, 2005 and 2004
         (In thousands, except shares and per-share amounts)
                                                 2005       2004 (2)
                                              -----------  -----------
REVENUES:
 Gaming revenue:
  Class II                                   $    26,709  $    30,109
  Charity                                          4,091        4,104
  All other(1)                                     3,939        3,740
 Player terminal and license sales and lease
  Revenue                                          1,569        4,353
 Other                                               546          394
                                              -----------  -----------
       Total revenue                              36,854       42,700
OPERATING COSTS AND EXPENSES:
 Cost of player terminals and licenses sold        1,048        2,320
 Selling, general and administrative
  expenses                                        16,118       17,634
 Amortization and depreciation                    14,485       11,085
                                              -----------  -----------
       Total operating costs and expenses         31,651       31,039
                                              -----------  -----------
       Operating income                            5,203       11,661
OTHER INCOME (EXPENSE):
Interest income                                      606          214
Interest expense                                    (826)        (427)
                                              -----------  -----------
Income before income taxes                         4,983       11,448
Income tax expense                                 2,125        4,282
                                              -----------  -----------
       Net income                            $     2,858  $     7,166
                                              -----------  -----------
Basic earnings per share                     $      0.11  $      0.26
                                              ===========  ===========
Diluted earnings per share                   $      0.10  $      0.24
                                              ===========  ===========
Shares used in earnings per share
 calculation:
       Basic                                  27,120,623   28,006,773
                                              ===========  ===========
       Diluted                                29,070,828   30,285,065
                                              ===========  ===========

(1) Gaming revenue - All other includes recurring revenue from games operated under the Oklahoma Compact, Class III Washington State, lottery and C-TILG markets.

(2) Certain amounts have been reclassified to conform to the current-year presentation.



                        MULTIMEDIA GAMES, INC.
                  CONSOLIDATED STATEMENTS OF INCOME
       For the Twelve Months Ended September 30, 2005 and 2004
         (In thousands, except shares and per-share amounts)
                                                 2005       2004 (2)
                                              -----------  -----------
REVENUES:
 Gaming revenue:
  Class II                                   $   113,791  $   119,584
  Charity                                         18,767        9,557
  All other(1)                                    14,174       11,011
 Player terminal and license sales and lease
  revenue                                          4,331       11,546
 Other                                             2,153        1,977
                                              -----------  -----------
       Total revenue                             153,216      153,675
OPERATING COSTS AND EXPENSES:
 Cost of player terminals and licenses sold        3,636        6,560
 Selling, general and administrative
  expenses                                        62,653       59,429
 Amortization and depreciation                    57,105       37,255
                                              -----------  -----------
       Total operating costs and expenses        123,394      103,244
                                              -----------  -----------
       Operating income                           29,822       50,431
OTHER INCOME (EXPENSE):
Interest income                                    1,996        1,120
Interest expense                                  (2,718)      (1,494)
                                              -----------  -----------
Income before income taxes                        29,100       50,057
Income tax expense                                11,457       17,285
                                              -----------  -----------
       Net income                            $    17,643  $    32,772
                                              -----------  -----------
Basic earnings per share                     $      0.64  $      1.19
                                              ===========  ===========
Diluted earnings per share                   $      0.60  $      1.07
                                              ===========  ===========
Shares used in earnings per share
 calculation:
       Basic                                  27,580,080   27,467,340
                                              ===========  ===========
       Diluted                                29,558,663   30,636,412
                                              ===========  ===========

(1) Gaming revenue - All other includes recurring revenue from games operated under the Oklahoma Compact, Class III Washington State, lottery and C-TILG markets.

(2) Certain amounts have been reclassified to conform to the current-year presentation.

Reconciliation of U.S. GAAP Net income to EBITDA:

EBITDA is defined as earnings before interest, taxes, amortization, depreciation, and accretion of contract rights. Beginning in the period ending September 30, 2005, accretion of contract rights has been added to the calculation of EBITDA. Prior periods have been adjusted to reflect this change. Although EBITDA is not a measure of performance calculated in accordance with Generally Accepted Accounting Principles ("GAAP"), Multimedia believes the use of the non-GAAP financial measure EBITDA enhances an overall understanding of Multimedia's past financial performance, and provides useful information to the investor because of its historical use by Multimedia as a performance measure, and the use of EBITDA by companies in the gaming sector as a measure of performance. However, investors should not consider this measure in isolation or as a substitute for net income, operating income, or any other measure for determining Multimedia's operating performance that is calculated in accordance with GAAP. In addition, because EBITDA is not calculated in accordance with GAAP, it may not necessarily be comparable to similarly titled measures employed by other companies. A reconciliation of EBITDA to the most comparable GAAP financial measure, net income, follows:


          Reconciliation of U.S. GAAP Net income to EBITDA:

                                 For the Three       For the Twelve
                                  Months Ended        Months Ended
                                  September 30,       September 30,
                                 2005      2004      2005      2004
                                --------  --------  --------  --------
                                 (in thousands)      (in thousands)
Net income                     $  2,858  $  7,166  $ 17,643  $ 32,772
Add back:
Amortization and depreciation    14,485    11,085    57,105    37,255
Accretion of contract rights(1)     997        17     2,538        53
Interest expense, net               220       213       722       374
Income tax expense                2,125     4,282    11,457    17,285
                                --------  --------  --------  --------
EBITDA                         $ 20,685  $ 22,763  $ 89,465  $ 87,739
                                ========  ========  ========  ========


(1) Accretion of contract rights relates to the amortization of intangible assets for the development projects. These amounts are recorded net of revenues in the Consolidated Statements of Income.


    CONTACT: Multimedia Games, Inc.
             Clifton Lind / Craig Nouis, 512-334-7500 or
             Jaffoni & Collins Incorporated
             Joseph N. Jaffoni / Richard Land, 212-835-8500 mgam@jcir.com